UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2016
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 NW Ballard Way
Seattle, Washington 98107
(Address of principal executive offices, including zip code)
(855) 727 - 9079
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2016, the Board of Directors of Trupanion, Inc. (the “Company”) approved a voluntarily transfer of the listing of the Company’s common stock (the “Common Stock”) from the New York Stock Exchange (the “NYSE”) to the NASDAQ Global Market of the NASDAQ Stock Market LLC (“NASDAQ”), and the withdrawal of the listing and registration of the Common Stock from the NYSE. The Common Stock has been authorized for listing on NASDAQ. The Company expects that the Common Stock will cease trading on the NYSE at the close of business on June 16, 2016, and will begin trading on NASDAQ on June 17, 2016, where the Common Stock will continue to trade under the ticker symbol “TRUP.”

A copy of the press release announcing the intended transfer of the listing of the Company’s common stock to NASDAQ is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release issued by Trupanion, Inc. dated June 6, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Tricia Plouf
Chief Financial Officer
Date: June 6, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Trupanion, Inc. dated June 6, 2016.